SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 10, 2005

(Date of earliest event reported)

WESTAFF, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction
of incorporation)

000-24990	94-1266151
(Commission file number)	(I.R.S. employer identification no.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of principal executive offices, including Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Item 8.01. Other Events.

On June 10, 2005, Westaff, Inc. (the “Company”) issued a press release to announce that it has signed an agreement to sell 100% of the outstanding shares of its Norway and Denmark Companies (Westaff Nordic) to Personalhuset AS.  A copy of the Company’s press release dated June 10, 2005, is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information furnished in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(c)                    Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated June 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Senior Vice President and Chief Financial Officer

Date: June 15, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated June 10, 2005